UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

CASCADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	000-25286	91-1661954
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2828 Colby Avenue, Everett, WA 98201
(Address of principal executive offices, including Zip Code)
(425) 339-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Lars Johnson is no longer employed by Cascade Financial Corporation, as announced in the Company’s press release issued on January 13, 2010. Mr. Johnson served as the Company’s chief financial officer and principal financial officer.

(c)           On March 2, 2010, the Board designated Terry Stull, the Company’s Chief Accounting Officer, Senior Vice President and Controller, as interim principal financial officer for purposes of filings with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Mr. Stull will serve as the principal financial officer on a temporary basis until the appointment of a new chief financial officer. Mr. Stull will retain his positions as Chief Accounting Officer, Senior Vice President and Controller while he assumes the interim principal financial officer role.

Mr. Stull, 55, was not selected pursuant to any arrangement or understanding between he and any other person.  There are no family relationships between Mr. Stull and the directors and other executive officers of the Company.  Mr. Stull has served as the Company’s Senior Vice President and Controller since August 2004.  Mr. Stull will not receive any additional compensation or receive any benefits under any applicable Company plan, contract or arrangement as a result of the temporary assumption of the duties of principal financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:           March 2, 2010
CASCADE FINANCIAL CORPORATION
By: /s/ Carol K. Nelson
Carol K. Nelson President and CEO